                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                K N ENERGY, INC.

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                     Kansas                       48-0290000
         ----------------------------    ----------------------------
         (State or Other Jurisdiction            (IRS Employer
               of Incorporation)              Identification No.)


              370 Van Gordon Street
                 P.O. Box 281304
               Lakewood, Colorado                 80228-8304
          ----------------------------    ----------------------------
             (Address of Principal                (zip code)
               Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:



         Title of Each Class                           Name of Each Exchange on Which
         to be so Registered                           Each Class is to be Registere
         -------------------                           ------------------------------
Premium Equity Participating Security
   Units, ____% PEPS Units                             New York Stock Exchange


Securities to be registered pursuant to section 12(g) of the Act:


                                      None
                                ----------------
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          For a full description of the Premium Equity Participating Security Units, ___% PEPS Units, of the Registrant being registered hereby, reference is made to the information contained under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Prospectus dated October 19, 1998, subject to completion, included in Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-55921) and under the captions "Description of the PEPS Units," "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" in the Prospectus Supplement dated November 11, 1998, subject to completion, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the foregoing Prospectus and Prospectus Supplement is incorporated herein by reference. Definitive copies of the Prospectus and applicable Prospectus Supplement describing the Securities will be filed pursuant to Rule 424(b) under the Securities Act and shall be incorporated into this Registration Statement on Form 8-A.

Item 2.   Exhibits.

          Form of Purchase Contract Agreement between the Registrant and U.S. Bank Trust National Association, as Purchase Contract Agent (incorporated by reference to Exhibit 4.15 to Registrant's Registration Statement on Form S-3 (Registration Statement
          No. 333-44421)).

          Form of Security (included in immediately preceding exhibit).

          Form of Pledge Agreement among the Registrant, The Chase Manhattan Trust Company, National Association, as Collateral Agent, and the Purchase Contract Agent (incorporated by reference to Exhibit 4.17 to Registrant's Registration Statement on Form S-3 (Registration No. 333-44421)).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               KN Energy, Inc.



                                               By: /s/ Rose M. Robeson
                                                   -------------------
                                                   Name:  Rose M. Robeson
                                                   Title: Vice President
                                                          and Treasurer














Dated:  November 18, 1998